QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
PacWest Bancorp:

        We consent to the incorporation by reference in the registration statements (No. 333-157789, 333-159999 and 333-163922) on Form S-3 and (Nos. 333-43330, 333-101025, 333-107636, 333-138542 and 333-162808) on Form S-8 of PacWest Bancorp of our report dated March 14, 2011, with respect to the consolidated balance sheets of PacWest Bancorp and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of earnings (loss), changes in stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2010 and the effectiveness of internal control over financial reporting as of December 31, 2010, which report appears in the December 31, 2010, Annual Report on Form 10-K of PacWest Bancorp.

/s/ KPMG LLP

Los Angeles, California
March 14, 2011

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm